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                                                                    EXHIBIT 23.4

                         INDEPENDENT  AUDITORS' CONSENT


We consent to the use in this Amendment No. 8 to Registration Statement No. 333-45504 of Simplex Solutions, Inc. on Form S-1 of our report dated September 8, 2000 on the financial statements of Altius Solutions, Inc. as of and for the year ended December 31, 1999, appearing in the Prospectus, which is part of this Amendment No. 8 to the Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP


San Jose, California
April 30, 2001